UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  September 13, 2013
LIPOSCIENCE, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-35792	56-1879288
(Commission File No.)	(IRS Employer Identification No.)

2500 Sumner Boulevard
Raleigh, NC 27616
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (919) 212-1999
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    Compensation of Robert J. Greczyn, Jr. as Interim President and Chief Executive Officer

As described in a Current Report on Form 8-K filed on August 6, 2013, the Board of Directors (the “Board”) of LipoScience, Inc. (the “Registrant”) previously appointed Robert J. Greczyn, Jr. as the Registrant's Interim President and Chief Executive Officer, effective as of August 1, 2013.

On September 13, 2013, the Board approved the compensation to be paid to Mr. Greczyn for serving in the role of Interim President and Chief Executive Officer. Mr. Greczyn will receive a base salary of $44,667 per month for the period from August 1, 2013 through December 31, 2013. He will be eligible for a bonus of up to $134,000 in the event he remains active in this role as of December 31, 2013, with the actual bonus award to be determined by the Compensation Committee of the Board.

In addition, Mr. Greczyn was awarded 7,969 restricted stock units and a stock option to purchase 47,807 shares of the Registrant's common stock. For each of these equity awards, one-fourth of the shares underlying the award was vested upon grant, and the remainder will vest in three quarterly installments through March 31, 2014, in each case subject to Mr. Greczyn's continued service with the Registrant as of the applicable vesting date.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2013

LIPOSCIENCE, INC.

By:	/s/ KATHRYN F. TWIDDY
Kathryn F. Twiddy
Vice President, General Counsel and Corporate Secretary

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